Exhibit 32.2
CERTIFICATION
Pursuant to 18 United States Code § 1350
     The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 of Jafra Worldwide Holdings (Lux) S.àr.l. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ENRIQUE MARCO

Enrique Marco
Chief Financial Officer
(Principal Financial Officer)
May 15, 2006